SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

ELECTRIC CITY CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-2791 (Commission File Number)	36-4197337 (I.R.S. Employer Identification No.)

1280 Landmeier Road

Elk Grove Village, IL  60007-2410

(Address of Principal Executive Officers and Zip Code)

Issuer’s telephone number, including area code: (847) 437-1666

Item 5.    Other Event

On June 27, 2003, Electric City Corp. (“Electric City,” or the “Company”) entered into a securities purchase agreement with a group of investors that included Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, John Thomas Hurvis Revocable Trust and Mr. David Asplund (the “Investors”), whereby it issued in exchange for $1,500,000 in gross proceeds, a package of securities that included 150,000 shares of its Series D Convertible Preferred Stock (the “Series D Preferred”), 22,562 shares of its common stock, warrants to purchase 37,500 additional shares of its Series D Preferred (the “Series D Warrants”) and warrants to purchase 210,938 additional shares of its common stock (the “Common Stock Warrants”).

The Series D Preferred carries a dividend rate of 10% per year, which is payable during the first three years following issuance at the Company’s option, in cash or additional shares of Series D Preferred.  After three years all dividends must be paid in cash and the dividend rate will increase ½% every six months until it reaches 15% per year.

The Series D Preferred is convertible at anytime into shares of the Company’s common stock at the conversion rate of ten shares of common stock for each share of Series D Preferred.  Shares of Series D Preferred have, subject to certain exceptions, anti-dilution protection that will automatically adjust the conversion price of the Series D Preferred to the price per share of any common stock the Company issues, or is deemed to have issued, if that price per share is less than the then existing conversion price for the Series D Preferred. The Series D Preferred is also subject to other customary anti-dilution provisions with respect to stock splits, stock dividends, stock combinations, reorganizations, mergers, consolidations, special distributions, sales of all or substantially all of the Company’s assets and similar events.

The Series D Preferred shares with the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock a liquidation preference over all other classes of the Company’s equity.  The holders of the Series D Preferred also share with the holders of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock certain rights, including:

•                  the right to nominate and elect up to four members to our board of directors, depending on the number of shares of Series A, Series C and Series D Convertible Preferred Stock outstanding.

•                  Special approval rights over certain matters, including but not limited to, the issuance of equity securities which would be senior to or on a parity with the Series D Preferred Stock, purchases and redemptions of equity securities (except as otherwise required by the terms of the Series A Preferred, Series C Preferred and Series D Preferred), payment of dividends and amendment of the Company’s Certificate of Incorporation and/or by-laws that in any way could adversely affect the rights of the holders of the Series D Preferred Stock.

The Series D Warrants are initially exercisable at $10.00 per share and have a term of one year from the date of issuance.  The Common Stock Warrants are initially exercisable at $1.00 per share have a term of four years.

In addition, the parties executed a stock trading agreement that imposes certain trading restrictions from time to time on the investors with respect to the common stock issued or issuable as part of the transaction.  Also, the investors executed a joinder and second amendment to the Investor Rights Agreement among the Company and the holders of the outstanding Series A Preferred and Series C Preferred pursuant to which the investors became parties to such Investor Rights Agreement.  Under the Investor Rights Agreement, the parties thereto (other than the Company) have certain rights to demand that the Company file a registration statement with the Securities and Exchange Commission for the resale of their shares of common stock.

Delano Group Securities, LLC acted as placement agent for the Company with respect to the transaction and was paid a placement agent fee of $120,000.  Delano Group Securities, LLC is controlled by Mr. David Asplund, one of the investors in the transaction and a Director of the Company.

The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act.

The description of the Securities Purchase Agreement, the transactions contemplated by the Securities Purchase Agreement, the Series D Preferred Warrant, the Common Stock Warrant and the Stock Trading Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Securities Purchase Agreement, the Certificate of Designation for the Series D Convertible Preferred stock, the Stock Trading Agreement, the Form of the Series D Convertible Preferred Stock Warrant, the Form of the Common Stock Warrant, and the Joinder and Second Amendment To Investor Rights Agreement, which are attached as exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this report and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits

10.1

Securities Purchase Agreement dated June 27, 2003, between Electric City Corp. and Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, John Thomas Hurvis Revocable Trust and Mr. David Asplund

10.2

Certificate Of Designations, Preferences And Relative, Participating, Optional And Other Special Rights Of Preferred Stock And Qualifications, Limitations  And Restrictions Thereof Of Series D Convertible Preferred Stock Of Electric City Corp.

10.3

Stock Trading Agreement dated June 27, 2003, between Electric City Corp. and Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, John Thomas Hurvis Revocable Trust and Mr. David Asplund

10.4	Form of Series D Convertible Preferred Stock Warrant

10.5	Form of Common Stock Warrant

10.6

Joinder and Second Amendment To Investor Rights Agreement by and among Electric City Corp., Newcourt Capital USA Inc., Newcourt Capital Securities, Inc., EP Power Finance L.L.C., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., Duke Capital Partners, LLC, Leaf Mountain Company, LLC, Richard P. Kiphart, Cinergy Ventures II, LLC, SF Capital Partners, John Thomas Hurvis Revocable Trust and David R. Asplund.

99.1	Press release dated July 2, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.

Dated: July 2, 2003	By:	/s/ Jeffrey R. Mistarz

Jeffrey R. Mistarz

Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Securities Purchase Agreement dated June 27, 2003, between Electric City Corp. and Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, John Thomas Hurvis Revocable Trust and Mr. David Asplund

10.2

Certificate Of Designations, Preferences And Relative, Participating, Optional And Other Special Rights Of Preferred Stock And Qualifications, Limitations  And Restrictions Thereof Of Series D Convertible Preferred Stock Of Electric City Corp.

10.3

Stock Trading Agreement dated June 27, 2003, between Electric City Corp. and Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, John Thomas Hurvis Revocable Trust and Mr. David Asplund

10.4	Form of Series D Convertible Preferred Stock Warrant

10.5	Form of Common Stock Warrant

10.6

Joinder And Second Amendment To Investor Rights Agreement by and among Electric City Corp., Newcourt Capital USA Inc., Newcourt Capital Securities, Inc., EP Power Finance L.L.C., Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P., Duke Capital Partners, LLC, Leaf Mountain Company, LLC, Richard P. Kiphart, Cinergy Ventures II, LLC, SF Capital Partners, John Thomas Hurvis Revocable Trust and David R. Asplund.

99.1	Press release dated July 2, 2003.